Exhibit 99.2

BEI HOLDING CORPORATION

AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

BEI HOLDING CORPORATION AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,
	2009	2008
Assets
Current Assets
Cash and cash equivalents	$1,697,767	$2,504,843
Accounts receivable, net of allowance for doubtful accounts of $170,000 in 2009 and 2008	2,254,317	4,091,885
Inventories	3,414,082	5,761,116
Deferred income taxes	2,389,886	1,214,743
Other current assets	136,935	175,176
Total Current Assets	9,892,987	13,747,763

Other Assets
Property and equipment, net	924,047	1,055,896
Goodwill, net	5,146,250	5,146,250
Other intangible assets, net	7,745,731	12,028,583
Digital software development costs, net	797,890	525,295
Total Other Assets	14,613,918	18,756,024

Total Assets	$24,506,905	$32,503,787

Liabilities And Stockholders’ Deficit

Current Liabilities
Current portion of long term debt	$—	$75,149,872
Accounts payable	2,071,184	3,382,836
Advances from customers	1,491,981	2,119,557
Other accrued liabilities	3,241,734	6,611,222
Total Current Liabilities	6,804,899	87,263,487

Deferred Income Taxes	3,712,105	2,308,091

Fair Value Of Interest Rate Swap Agreement	878,407	710,830

Long-Term Debt, Less Current Portion	46,665,900	—

Total Liabilities	58,061,311	90,282,408

Stockholders’ Deficit
Convertible preferred stock	1	—
Common stock	38,206,739	38,206,738
Accumulated deficit	(71,761,146)	(95,985,359)
Total Stockholders’ Deficit	(33,554,406)	(57,778,621)

Total Liabilities And Stockholders’ Deficit	$24,506,905	$32,503,787

See the accompanying notes to unaudited condensed consolidated financial statements.

BEI HOLDING CORPORATION AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Successor	Predecessor
	Company	Company
	For The Nine Months
	Ended September 30,
	2009	2008

Net Sales	$16,774,960	$26,341,729

Cost Of Goods Sold	10,079,545	15,783,150

Gross Profit	6,695,415	10,558,579

Expenses
Selling expense	4,608,609	6,262,868
General and administrative expense	1,301,872	2,044,112
Research and development expense	1,939,721	2,347,859
Interest expense	3,176,990	7,520,869
Amortization expense	1,627,050	579,456
Other expense	317,584	497,936
Total Expenses	12,971,826	19,253,100

Loss Before Benefit For Income Taxes	(6,276,411)	(8,694,521)

Benefit For Income Taxes	(846,509)	(427,884)

Net Loss	$(5,429,902)	$(8,266,637)

See the accompanying notes to unaudited condensed consolidated financial statements.

BEI HOLDING CORPORATION AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Successor	Predecessor
	Company	Company
	For The Nine Months
	Ended September 30,
	2009	2008
Cash Flows From Operating Activities
Net loss	$(5,429,902)	$(8,266,637)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,787,525	802,930
Deferred interest expense	2,205,354	4,318,148
Amortization of original issue discount	—	71,229
Interest rate swap adjustment	(415,299)	—
Deferred income taxes	(846,509)	(427,884)
Changes in assets and liabilities:
Decrease in accounts receivable	1,508,851	1,576,255
Decrease in inventories	517,196	672,117
Decrease in other assets	131,179	230,556
Decrease in accounts payable	(1,148,420)	(1,756,374)
Increase in advances from customers	652,403	642,250
Increase in other accrued liabilities	311,515	3,439,147
Net Cash Provided By (Used In) Operating Activities	(726,107)	1,301,737

Cash Flows From Investing Activities
Capital expenditures	(10,958)	(11,631)
Capitalized software development costs	(287,084)	(294,071)
Net Cash Used In Investing Activities	(298,042)	(305,702)

Cash Flows Used In Financing Activities
Repayments of debt	—	(444,236)

Net Increase (Decrease) In Cash And Cash Equivalents	(1,024,149)	551,799

Cash And Cash Equivalents - Beginning Of Period	2,721,916	1,953,044

Cash And Cash Equivalents - End Of Period	$1,697,767	$2,504,843

Supplemental Disclosure Of Cash Flow Information
Interest paid	$36,578	$6,239,332
Cash refunded for income taxes	(247,585)	(261,062)

See the accompanying notes to unaudited condensed consolidated financial statements.

BEI HOLDING CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2009 And 2008

1.                                      Description Of Business

BEI Holding Corporation and its wholly owned subsidiary, Broadcast Electronics, Inc., (collectively, the Company or the Successor Company) are engaged principally in the design, production, and sale of radio broadcasting equipment.  The Company is headquartered in Quincy, Illinois and has sales throughout North America, as well as Central and South America, Europe, the Far East and East Africa.

2.                                      Summary Of Significant Accounting Policies

Basis Of Presentation

The interim condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information and do not include all of the information and disclosures required for complete annual financial statements. In preparing interim financial statements, management makes certain adjustments (consisting of normal recurring adjustments) considered necessary in for a fair presentation of the Company’s financial position and results of operations. The results of operations for the nine month periods ended September 30, 2009 and 2008 are not necessarily indicative of the results that may be expected for the full year.  These statements should be read in conjunction with the consolidated financial statements and notes to the consolidated financial statements thereto for the year ended December 31, 2008.

BE Holdings I LLC was formed in 2006 to purchase BEI Holding Corporation and subsidiary.  On February 15, 2006, BE Holdings I LLC purchased 100% of the stock of BEI Holding Corporation.  As such, a new basis of accounting was created on that date, with the assets acquired and liabilities assumed recorded at their fair values.

On November 21, 2008 (restructuring date), the Company was restructured by the Senior Lender.  In conjunction with the restructuring, the following transactions occurred:

•                  BE Holdings I LLC (Predecessor) relinquished all rights and ownership interest in BEI Holding Corporation (Successor).

•                  All amounts due to the subordinated lender under the senior subordinated note agreement by BEI Holding Corporation, including unpaid interest, were forgiven.  In exchange for the forgiveness of debt, the subordinated lender received nonconvertible common stock in BEI Holding Corporation, representing an economic interest of 28.3% in this entity.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Unaudited Condensed Consolidated Financial Statements (Continued)

•                  The senior lenders renegotiated Term Loans A and B and the revolving line of credit (previous senior lending agreement) of Broadcast Electronics, Inc.  The renegotiation of these lender agreements included a release from all obligations related to unpaid interest and principal under the previous senior lending, as well as a waiver from the debt covenant violations existing at December 31, 2007.  A new senior loan facility was executed by the senior lenders, which is detailed in Note 4 of the financial statements.  In exchange for the release of Broadcast Electronics, Inc. from the obligations and covenant violations under the previous lending agreement, the senior lenders received convertible preferred stock in BEI Holding Corporation, representing an economic interest of 51.9% in this entity.

•                  The managing member of BE Holdings I LLC released the Company from an obligation to pay accrued management fees amounting to $403,994.  The managing member received common stock in BEI Holding Corporation, amounting to 4.7% of the economic interest in this entity.

•                  Selected members of the senior management group of Broadcast Electronics, Inc. received common stock in BEI Holding Corporation, representing 15% of the economic interest in this entity.

The fair value of the equity interest granted to the senior lenders in exchange for the modification of Term Loans A and B and the revolving line of credit was approximately $1.

Change In Reporting Entity

As a result of the restructuring on November 21, 2008, the reporting entity for the consolidated financial statements changed from BE Holdings I LLC to BEI Holding Corporation.  Pursuant to accounting standards, changes that result in the change of a different reporting entity shall be retroactively applied to the financial statements of the new reporting entity for all prior periods.

All of the assets, liabilities, equity, revenues and expenses for the nine months ended September 30, 2008 under the Predecessor were held by or conducted within BEI Holding Corporation and Broadcast Electronics, Inc.  There were no transactions (other than consolidating entries to record the value of the investment in BEI Holding Corporation) that occurred with in the records and accounts of BE Holdings I LLC.  As such, there is no impact in the financial statements for the nine months ended September 30, 2008 by reporting the information under the Successor Company.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Unaudited Condensed Consolidated Financial Statements (Continued)

Principles Of Consolidation

The condensed consolidated financial statements include the accounts of BEI Holding Corporation, and its wholly owned subsidiary, Broadcast Electronics, Inc.  Significant intercompany accounts and transactions have been eliminated.

Goodwill And Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of the business acquired.  In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, the Company does not amortize goodwill.

In connection with the acquisition in 2006, the Company acquired various intangible assets from the Predecessor Company.  These intangibles are amortized on the straight-line method over various periods as follows:

Patent application	16 years
License agreement	3 years
Website/domain names	3 years
Noncompete agreements	3 years
Proprietary technology/know-how	8 years
Customer list	4 years

Amortization expense related to such intangible assets amounted to approximately $1,370,685 and $323,091 in 2009 and 2008, respectively.

Digital Software Development Costs

The Company capitalizes digital software development costs which are directly associated with the enhancement and development of its digital software products after technological feasibility has been established for the related software product until the product is available for commercial release.  The Company amortizes such costs on a straight-line basis over a period of five years which, in management’s opinion, represents the period over which the economic benefits will be received.  The Company charged amortization of $256,365 for the nine months ended September 30, 2009 and 2008.

Fair Value And Derivative Instruments

The carrying values of cash, accounts receivable and accounts payable approximate their fair values due to the short-term maturities of these instruments.  The carrying value of the line of credit and the outstanding long-term debt approximate fair value due to the floating interest rates.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Unaudited Condensed Consolidated Financial Statements (Continued)

Effective January 1, 2008, the Company adopted accounting standards requiring specific disclosures regarding assets and liabilities measured at fair value, including the primary sources and potentially the inputs used to determine fair value, depending on the type and reliability of those inputs.

The Company utilizes an interest rate swap to reduce the effects of fluctuations in interest rates.  This derivative instrument does not qualify for hedge accounting under the accounting standards.  The Company accounts for its interest rate swap at fair value and at September 30, 2009 and 2008 has a liability of $878,407 and $710,830, respectively, reported on the condensed consolidated balance sheet.  The fair value of the interest rate swap was determined through pricing received from the counterparty, which develops the value based on inputs observable in active markets, such as interest rates.

Estimates And Assumptions

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

3.                                      Inventories

Inventories consist of:

	2009	2008

Raw materials	$2,630,154	$3,513,592
Work in process	518,044	570,065
Finished goods	2,239,615	3,307,431
	5,387,813	7,391,088
Less: Reserve for obsolete inventory	1,973,731	1,629,972

	$3,414,082	$5,761,116

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Unaudited Condensed Consolidated Financial Statements (Continued)

4.                                      Financing Arrangements

Long-term debt consists of the following at September 30, 2009 and 2008:

	2009	2008

New term loan A	$12,474,401	$—
New term loan B	12,517,881	—
New term loan C	21,673,618	—
Term loans (A&B)	—	35,420,000
Revolving credit facility	—	4,317,755
Senior subordinated note payable	—	35,412,117

	$46,665,900	$75,149,872

Original Financing Agreements

Financing arrangements executed on February 14, 2006, consist of the following:

•                  Term Loan A in the amount of $14,000,000 requiring quarterly principal payments plus interest at LIBOR plus 3.25%.  in the amount of $562,500 from April 28, 2006 through January 31, 2007, $625,000 from April 30, 2007 through January 31, 2008, $687,500 from April 30, 2008 through January 31, 2009, $750,000 from April 30, 2009 through January 31, 2010, and $875,000 from April 30, 2010 through January 31, 2011 plus interest at LIBOR plus 3.25%.

•                  Term Loan B in the amount of $26,000,000 requiring quarterly principal payments, plus interest at LIBOR plus 3.75% in the amount of $65,000 from April 28, 2006 through April 30, 2012, with a balloon payment of $24,375,000 due on July 31, 2012.

•                  A revolving credit facility which allows for borrowing up to $10,000,000.  This facility bears interest at LIBOR plus 3.25%.  All outstanding borrowings and accrued interest were due on February 14, 2011.

•                  A senior subordinated note in the amount of $27,000,000 that matures in February 2013.  This note bears interest at 17.5% of which 10% is payable quarterly and 7.5% (PIK) is accrued.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Unaudited Condensed Consolidated Financial Statements (Continued)

Term Loans A and B, as well as the revolving credit agreement, were secured by an interest in substantially all of the Company’s assets.

At September 30, 2008, the Company was not in compliance with its financial covenants and was in default with the lender on both Term Notes A and B as well as the senior subordinated note.  As such, all amounts outstanding under these agreements are reported as a current liability on the Company’s balance sheet at September 30, 2008.  A waiver was received on November 21, 2008 (Note 2).

Restructuring And Refinancing

On November 21, 2008, the Company was restructured and all existing long-term debt agreements, included all accrued interest payable, were renegotiated (Note 2).

Term Notes A and B and the revolving credit facility were renegotiated to 4 separate financing agreements, with terms and amounts as follows.

The term “base rate” utilized below is defined as, for any day, a rate per annum equal to the highest of (a) the bank prime loan rate, as quoted by the Wall Street Journal (b) the sum of 0.5% per annum and the Federal Funds Rate or (c) the sum of LIBOR plus 1%.

•                  New Term Loan A in the amount of $12,000,000 bearing interest at LIBOR plus 3.5% or the base rate plus 2.5%.  Through December 31, 2009, interest is accrued (i.e. paid in kind) provided that the Company’s total cash (cash defined as cash on hand plus cash equivalents on hand plus net availability on the revolving credit facility) does exceed $2,500,000.  If total cash is less than $2,500,000, then interest at 1% is payable in cash, with the remainder of interest for the period paid in kind.  Beginning on January 1, 2010, quarterly principal payments of $100,000 plus interest at LIBOR are required, with all unpaid principal and interest due upon maturity on November 21, 2011.

•                  New Term Loan B in the amount of $12,000,000 bearing interest at LIBOR plus 3.5% or the base rate plus 2.5%.  Through December 31, 2009, interest is accrued (i.e. paid in kind) provided that the Company’s total cash (cash defined as cash on hand plus cash equivalents on hand plus net availability on the revolving credit facility) does exceed $2,500,000.  If total cash is less than $2,500,000, then interest at 1% is payable in cash, with the remainder of interest for the period paid in kind.  Beginning on January 1, 2010, quarterly principal payments of $100,000 plus interest at LIBOR are required, with all unpaid principal and interest due upon maturity on November 21, 2011.

BEI HOLDING CORPORATION AND SUBSIDIARY

Notes To Unaudited Condensed Consolidated Financial Statements

•                  New Term Loan C in the amount of $20,153,500.  The note bears interest at 12%, all of which is accrued.  If, however, the Company’s fixed charge ratio is greater than 1.0:1.0, then beginning on March 31, 2010, such interest is payable in cash.  All outstanding principal and interest due upon maturity on November 21, 2011.

•                  A revolving credit facility which allows for borrowing up to $1,500,000.  This facility bears interest at LIBOR plus 3.5% or the base rate plus 2.5% and is payable on a monthly basis, with unpaid principal and interest due upon maturity on November 21, 2011.

Interest expense amounted to $3,176,990 and $7,520,869 for the nine months ended September 30, 2009 and 2008, respectively.

Interest Rate Swap Agreement

In February 2006, the Predecessor Company entered into an interest rate swap agreement for the notional amount of $20,000,000 to effectively fix a portion of the Term A and Term B loans at 5.3525%.  This agreement was maintained with the New Term A, B, and C loans in conjunction with the restructuring of the Company on November 21, 2008.

5.                                      Subsequent Event

In November 2009, the outstanding debt obligations of the Company were purchased from the senior lenders and the outstanding obligations were restructured on December 9, 2009.  The debt restructuring qualified as a troubled debt restructuring under accounting guidance resulting in an approximately $44,300,000 gain on extinguishment of debt.

FC Crestone BEI LLC was formed in 2009 to purchase BEI Holding Corporation and subsidiary, Broadcast Electronics, Inc.  On December 12, 2009, FC Crestone BEI LLC purchased 100% of the outstanding stock of BEI Holding Corporation.  As such, a new basis of accounting was created on that date, with the assets acquired and liabilities assumed recorded at their fair values.  The purchase price paid for the Predecessor Company consisted of cash paid for the membership units of $5,600.  Identifiable assets and liabilities assumed in the purchase totaled approximately $816,000.  The excess of the purchase price over the net identifiable assets of approximately $810,400 was recognized as a gain on bargain purchase in the results of the new entity.  The gain on bargain purchase was largely driven by depressed market conditions, which allowed for an attractive acquisition price.